Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ANTHONY FRANCHI, derivatively on behalf of Nominal Defendant SELECTA BIOSCIENCES, INC.,

Plaintiff,

v.

TIMOTHY C. BARABE, CARSTEN BRUNN, CARRIE S. COX, SCOTT D. MYERS, AMIR NASHAT, TIMOTHY A. SPRINGER, PATRICK J. ZENNER and TAS PARTNERS, LLC,

Defendants,

-and-

SELECTA BIOSCIENCES, INC.,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2020-0648-KSJM
NOTICE OF PENDENCY OF SETTLEMENT OF DERIVATIVE ACTION
TO: ALL CURRENT STOCKHOLDERS OF SELECTA BIOSCIENCES, INC. (TRADING SYMBOL: SELB)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE RELEASED CLAIMS DEFINED HEREIN.
IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT, OR TO THE AGREED UPON ATTORNEYS’ FEE AND EXPENSE AMOUNT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.
I.WHY ARE YOU RECEIVING THIS NOTICE?
The purpose of this notice (the “Notice”) is to inform you of (i) a lawsuit (the “Action”) in the Court of Chancery of the State of Delaware (the “Court”) brought on behalf of Selecta Biosciences, Inc. (“Selecta” or the “Company”); (ii) a proposal to settle the Action as provided in a Stipulation and Agreement of Settlement, dated March 18, 2022 (the “Stipulation”), which sets forth the terms and conditions of the proposed settlement of the Action (the “Settlement”); and (iii) your right, among other things, to attend and participate in a hearing to be held on July 21, 2022, at 1:30 p.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court) (the “Settlement Hearing”). This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Settlement, the parties will ask the Court to approve an Order and Final Judgment (the “Final Judgment”) that would end the Action.1
II.BACKGROUND TO THE ACTION AND THE SETTLEMENT
THE FOLLOWING DESCRIPTION OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. IT IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT, AND THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS. NOR SHOULD THE FOLLOWING DESCRIPTION BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
Plaintiff Anthony Franchi (“Plaintiff”) is a current stockholder of Selecta. Nominal defendant Selecta, a Delaware corporation with its headquarters in Watertown, Massachusetts, is a clinical-stage biotechnology company. Timothy Barabe, Carsten Brunn, Carrie Cox, Scott Myers, Amir Nashat, Aymeric Sallin, Timothy Springer, Patrick Zenner, and TAS Partners, LLC (collectively, the “Individual Defendants” and together with Selecta, “Defendants”) are all current or former members of Selecta’s Board of Directors (the “Board”).2

On August 3, 2020, Plaintiff commenced the above-captioned Action by filing a complaint with the Court. On November 6, 2020, after Defendants had filed a motion to dismiss the initial complaint, Plaintiff filed an amended complaint in the Action (the “Complaint”). The Complaint alleges that certain current and former members of the Company’s Board breached their fiduciary duties and committed corporate waste when they authorized a December 2019 private placement transaction that raised approximately $70 million for Selecta (the “Private Offering”), at a price allegedly below fair value. The Complaint further alleges that the four Individual Defendants who purchased Selecta stock and warrants in the Private Offering—Carrie Cox, Timothy Barabe, Scott Myers, and Timothy Springer (via TAS Partners, LLC) (collectively, the “Participating Directors”)—were unjustly enriched through their participation. The Individual Defendants have denied, and continue to deny, all of the wrongdoing alleged in the Complaint.

On January 8, 2021, Defendants filed a motion to dismiss the Complaint, which was opposed by Plaintiff. While the motion to dismiss was pending, the Company’s Board formed a Special Demand Review and Litigation Committee (the “Special Committee”), consisting of outside director Göran Ando, M.D., to investigate, review and analyze the facts and circumstances surrounding the claims made in the Action (and in a litigation demand letter from two other stockholders relating to the same subject matter at issue in the Action). The Special Committee was given the full power and authority of the Board to consider and determine on the Company’s behalf, based on the Special Committee’s independent review, analysis and investigation, whether or not prosecution of any claims or actions presented in or related to the Action is in the best interests of the Company and its stockholders, and what actions the Company should take with respect to the Action and any related actions or stockholder demands.

On March 9, 2021, the Special Committee moved for a six-month stay of the Action to conduct its independent investigation, with the assistance of its counsel. The Court granted the Special Committee’s stay motion, which Plaintiff had opposed. In June and August 2021, the
    1    Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to them in the Stipulation.
    2    Defendant TAS Partners, LLC is an entity affiliated with Defendant Timothy Springer.

Special Committee filed interim reports informing the Court of the status of its investigation. In October and November 2021, the Court extended the stay of the Action to permit the Special Committee to continue its ongoing discussions with Plaintiff and Defendants, including those in relation to a potential resolution of the Action.
Beginning in September 2021, Plaintiff and Defendants (together, the “Settling Parties”) began engaging in arm’s-length negotiations concerning a possible settlement of the Action. Following multiple rounds of negotiations between Plaintiff, on the one hand, and Defendants, on the other hand, the Settling Parties reached an agreement in principle to settle all of the claims in the Action, and any other claims that could have been, or could be, asserted in the Action or any similar action on behalf of Selecta.

On December 6, 2021, the Settling Parties and the Special Committee entered into a preliminary Memorandum of Understanding Regarding Settlement that outlined the Settling Parties’ agreement in principle, the terms of the settlement, and an agreement to prepare the Stipulation and other final settlement documentation for the Court’s review and approval. On December 7, 2021, the Special Committee notified the Court that the Settling Parties had reached an agreement in principle that, subject to final documentation and the Court’s approval, would resolve the Action.

On March 18, 2022, the Settling Parties entered into the Stipulation, which sets forth the final terms and conditions of the Settlement.

On May 3, 2022, the Court entered the Scheduling Order providing for, among other things, the scheduling of the Settlement Hearing and the distribution of this Notice.

THE COURT HAS NOT DETERMINED THE MERITS OF PLAINTIFF’S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.
III.WHAT ARE THE TERMS OF THE SETTLEMENT?
THE TERMS AND CONDITIONS OF THE SETTLEMENT ARE SET FORTH IN DETAIL IN THE STIPULATION, WHICH HAS BEEN FILED WITH THE COURT. THIS NOTICE INCLUDES ONLY A SUMMARY OF VARIOUS TERMS OF THE SETTLEMENT AND DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF ITS TERMS.
The proposed Settlement confers financial and corporate governance benefits upon Selecta. Because the Action was brought derivatively by Plaintiff on behalf of Selecta, the benefits of the Settlement will go directly to the Company.
In consideration of the proposed Settlement, the Participating Directors will waive their existing right to cause Selecta to settle the warrants they purchased in the Private Offering in cash in the event of a change of control transaction. This modification of the terms of the Participating Directors’ unexercised warrants will result in the warrants no longer being treated as a liability on the Company’s balance sheet. As such, the modification will result in a reduction in Selecta’s outstanding liabilities and a corresponding increase in stockholders’ equity. A declaration of Selecta’s Controller summarizing the financial impact of modifying the Participating Directors’ 2,022,987 unexercised warrants is set forth at Exhibit D to the Stipulation.

Additionally, to settle the Action, Defendants have agreed that the Company will adopt, implement, and maintain the Corporate Governance Reforms set forth in Exhibit E to the Stipulation, which include amendments to Selecta’s Bylaws, Corporate Governance Guidelines, and Audit Committee charter. Among other things, these Corporate Governance Reforms provide: (i) policies governing insider participation in future private placements of Selecta securities; (ii) Audit Committee oversight of insider participation in private placements for conflicts of interest; and (iii) the Audit Committee’s ability to claw back or otherwise recover any improper investment gains earned through insider participation in private placement transactions.
IV.WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
If the Settlement is approved, the Court will enter a Final Judgment dismissing the Action with prejudice. Pursuant to the Final Judgment, and upon the Effective Date of the Settlement, the following releases will occur:

(a)Plaintiff (both individually and derivatively on behalf of Selecta), all other Selecta stockholders acting or purporting to act on behalf of Selecta, and Selecta shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled, released, and discharged the Released Claims against all Released Persons, as well as any and all claims (including Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action; provided, however, that such release shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation, any order awarding attorneys’ fees and expenses, or the Final Judgment.
(b)Plaintiff (both individually and derivatively on behalf of Selecta), all other Selecta stockholders acting or purporting to act on behalf of Selecta, and Selecta will be forever barred and enjoined from commencing, prosecuting, or in any way participating in the commencement or prosecution of, any action or proceeding asserting any of the Released Claims against any of the Released Persons, or any action or proceeding against any of the Released Persons arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action; provided, however, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Final Judgment.

(c)Each of the Released Persons shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled, released, and discharged all claims (including Unknown Claims) against Plaintiff and Plaintiff’s Counsel, and their respective Related Persons, arising out of, relating to, or in connection with the commencement, maintenance, prosecution, settlement, or resolution of the Action; provided, however, that such release shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Final Judgment.

Until the Court decides whether to approve the Settlement, Plaintiff and all other Selecta stockholders acting or purporting to act on behalf of Selecta are barred and enjoined from commencing, prosecuting, or in any way participating in the commencement or prosecution of, any action or other proceeding asserting any Released Claim against Defendants or any of the Released Persons.

Definitions

The Stipulation defines these capitalized terms as follows:

“Released Claims” means and includes any and all claims (including Unknown Claims), causes of action, demands, rights, suits, liabilities, or controversies of any kind, nature, character, or description whatsoever, whether based on federal, state, or local statutory or common law, or any other law, rule, regulation, contract, or in equity, whether known or unknown, contingent or fixed, foreseen or unforeseen, apparent or not apparent, accrued or unaccrued, matured or unmatured, that were, could have been, or hereafter could be asserted by Plaintiff as a stockholder of Selecta, or by any other Selecta stockholder acting or purporting to act derivatively on behalf of Selecta, against any of the Released Persons, in the Action or in any other proceeding or forum, arising out of, or based upon, or relating in any way to any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts or omissions, alleged or referred to in the Complaint, including, without limitation, any and all allegations relating to approval of, or participation in, the Private Offering; provided, however, that it is understood that “Released Claims” and any release provided by the Settlement shall not include: (a) any claims to enforce the Settlement, and (b) any claims by Defendants or any other insured to enforce their rights under any contract or policy of insurance.

“Released Persons” means each and all of the Defendants, the Special Committee, and their Related Persons.

“Related Persons” means each and all of a Person’s immediate family members, spouses, domestic partners, heirs, estates, and past or present officers, directors, employees, partners, members, principals, agents, attorneys, advisors, accountants, auditors, consultants, bankers, insurers, personal or legal representatives, administrators, affiliates, predecessors, successors, and assigns, any entity in which the Person had or has a controlling interest, and any trust in which the Person and/or a member of the Person’s immediate family was or is the settlor or beneficiary.

“Unknown Claims” means any Released Claim(s) that Plaintiff, Selecta stockholders, or Defendants do not know of or suspect to exist in his, her, its, or the Company’s favor at the time of the release of the Released Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement and to release the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties shall expressly waive, and all Selecta stockholders acting or purporting to act on behalf of Selecta shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, and discharge any and all Released Claims, known or unknown, suspected or unsuspected, contingent or fixed, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and Selecta’s stockholders shall be deemed by operation of the Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part, and was relied upon by each and all of the Defendants in entering into the Settlement.
V.WHAT ARE THE REASONS FOR SETTLING THE ACTION?
Plaintiff’s entry into the Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action through trial and possible appeals. Plaintiff and Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as this Action, as well as the difficulties and delays inherent in such litigation, and they are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on the foregoing and Plaintiff’s Counsel’s thorough investigation and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is, under the circumstances present here, fair, reasonable, adequate, and in the best interests of Selecta and Selecta’s stockholders.
The Individual Defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things: that they breached any fiduciary duties or any other duty owed to Selecta or its stockholders in connection with the Private Offering; that they were unjustly enriched as a result of any breach of fiduciary duty or other act, omission, or conduct; that they committed any waste of Selecta’s corporate assets; that they committed any violations of law or wrongdoing whatsoever; or that Plaintiff, Selecta, or Selecta’s stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants alleged in the Action or otherwise. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of Selecta and its stockholders. Defendants have entered into the Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, without admitting any wrongdoing or liability whatsoever.
VI.HOW WILL THE ATTORNEYS GET PAID?
After agreeing to the terms of the Settlement and the Stipulation other than with respect to the amount of any attorneys’ fees and expenses to be paid to Plaintiff’s Counsel, Plaintiff’s Counsel and Defendants separately negotiated and reached agreement regarding the amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. Plaintiff and Defendants did not discuss the appropriateness or amount of attorneys’ fees and expenses at any time prior to reaching agreement on the terms of the Settlement, and the Settling Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiff’s Counsel.

In recognition of Plaintiff’s Counsel’s role in the initiation, prosecution, and resolution of the Action, Selecta has agreed to pay an award of attorneys’ fees and expenses to Plaintiff’s Counsel not to exceed $850,000 (the “Fee and Expense Amount”), subject to Court approval. The Fee and Expense Amount will be paid by Selecta and/or its insurers. This Fee and Expense Amount includes the fees and expenses incurred in connection with the prosecution and settlement of the Action. Plaintiff’s Counsel will not seek fees or expenses from the Court in excess of the agreed-to amount, and Plaintiff’s Counsel will not make an application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Settling Parties shall bear his, her, or its own fees and costs.
VII.WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?
The Court has scheduled a Settlement Hearing to be held on July 21, 2022, at 1:30 p.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court). At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee and Expense Amount should be approved, and whether the Action should be dismissed with prejudice by entry of the Final Judgment pursuant to the Stipulation. The Court will also hear and determine objections, if any, to the proposed Settlement and the Fee and Expense Amount and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Settling Parties and any Objectors (as defined below). The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties and without further notice.
VIII.DO I HAVE A RIGHT TO APPEAR AND OBJECT?
Any stockholder of Selecta who objects to the Settlement, the proposed Final Judgment to be entered, and/or the Fee and Expense Amount who wishes to be heard (an “Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Judgment to be entered thereon, unless he, she, or it has, no later than ten (10) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such Person and for good cause shown), filed with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Selecta stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard; and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system:

Stephen E. Jenkins ASHBY & GEDDES, P.A. 500 Delaware Avenue, 8th Floor Wilmington, Delaware 19801 (302) 654-1888 Attorneys for Plaintiff	Raymond J. DiCamillo RICHARDS, LAYTON & FINGER P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Defendants and Nominal Defendant Selecta Biosciences, Inc.
Any Person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Action, or any other action or proceeding, or otherwise contesting the Settlement or the Fee and Expense Amount, and will otherwise be bound by the Final Judgment to be entered and the releases to be given.

IX.HOW DO I GET ADDITIONAL INFORMATION?
This Notice summarizes the proposed Settlement. It is not a complete statement of the events of the Action or the terms and conditions of the Stipulation. For additional information about the Action and the Settlement, please refer to the documents filed with the Court, including the Stipulation. You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. The Clerk’s office will not mail copies of documents to you. For more information concerning the Settlement, you may also call or write to the counsel referenced in Section VIII hereto.

PLEASE DO NOT WRITE TO OR CALL THE COURT.

BY ORDER OF THE COURT
Dated:	May 13, 2022	/s/ Susan Judge
Register in Chancery